Contact:	Paul Coghlan	5:00 EST
	Vice President, Finance, Chief Financial Officer	April 17, 2012
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS QUARTERLY INCREASES IN REVENUES AND NET INCOME AND GUIDES FOR GROWTH IN THE JUNE QUARTER.

Milpitas, California, April 17, 2012, Linear Technology Corporation (NASDAQ:LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the quarter ended April 1, 2012. Quarterly revenues of $312.4 million for the third quarter of fiscal year 2012 increased $18.0 million or 6.1% over the previous quarter's revenue of $294.3 million and decreased $40.8 million or 11.6% from $353.2 million reported in the third quarter of fiscal year 2011. Net income of $98.5 million increased $10.6 million or 12% over the second quarter of fiscal year 2012 and decreased $43.1 million or 30% from the third quarter of fiscal year 2011 which benefited from a lower tax rate. Diluted earnings per share of $0.42 per share in the third quarter of fiscal year 2012 increased $0.04 per share or 11% over the second quarter of fiscal year 2012 and declined $0.19 per share or 31% from the third quarter of fiscal year 2011.
During the third quarter the Company's cash, cash equivalents and marketable securities increased by $74.3 million to $1.1 billion. A cash dividend of $0.25 per share will be paid on May 30, 2012 to stockholders of record on May 18, 2012.
According to Lothar Maier, CEO, “This was a transitional quarter for us as we returned to growth in revenue and profit. Our bookings, which began to improve at the end of last quarter, continued strong throughout the March quarter and we had a positive book to bill ratio. Consequently, we grew revenues by 6% in-line with the mid-point of our guidance. We experienced improvements in each of our major end-markets led by industrial and automotive. Our operating margin of 45% was similar to last quarter. Our third quarter results include Dust Networks, which we acquired in late December 2011. While revenues from Dust in the quarter were not significant, Dust's operating expenses included in our consolidated results had a minor negative impact on operating margins and net income.
Given the improvement in our bookings and the broad distribution of this strength across all our major end-markets, we are estimating that we will again grow quarterly revenues sequentially in the 4% to 8% range in our fourth fiscal quarter. We also expect operating income and operating margin to improve.”
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 3, 2011.
Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 18, 2012 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 312-0958, or toll free (888) 778-8904 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from April 18, 2012 through April 24, 2012. You may access the archive by calling (719) 457-0820 or toll free (888) 203-1112 and entering reservation #2487627. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 18, 2012 until the third quarter earnings release next year.
Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for three decades. The Company's products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule subsystems, and wireless sensor network products. For more information, visit www.linear.com.

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
U.S. GAAP (unaudited)

	Three Months Ended			Nine Months Ended
	April 1, 2012	January 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
Revenues	$312,357	$294,333	$353,192	$936,610	$1,125,405
Cost of sales (1)	77,662	73,821	79,100	231,276	245,434
Gross profit	234,695	220,512	274,092	705,334	879,971
Expenses:
Research & development (1)	57,580	52,519	55,363	164,988	170,566
Selling, general & administrative (1)	37,182	34,922	39,693	109,776	124,733
	94,762	87,441	95,056	274,764	295,299
Operating income	139,933	133,071	179,036	430,570	584,672
Interest expense	(6,902)	(6,925)	(6,981)	(20,768)	(25,533)
Amortization of debt discount(2)	(5,002)	(4,931)	(4,726)	(14,795)	(16,882)
Acquisition related costs	—	(3,195)	—	(3,195)	—
Interest and other income	1,152	1,146	3,221	3,519	6,739
Income before income taxes	129,181	119,166	170,550	395,331	548,996
Provision for income taxes	30,682	31,281	28,993	100,546	126,446
Net income	$98,499	$87,885	$141,557	$294,785	422,550

Earnings per share:
Basic	$0.42	$0.38	$0.61	$1.27	$1.83
Diluted	$0.42	$0.38	$0.61	$1.26	$1.82

Shares used in determining earnings per share:
Basic	233,346	232,209	231,225	232,568	230,455
Diluted	234,822	233,565	233,277	233,887	232,439

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$1,902	$1,844	$2,202	$5,650	$6,723
Research & development	8,876	8,609	9,869	26,372	30,167
Selling, general & administrative	4,580	4,442	5,282	13,608	16,137
(2) Amortization of debt discount (non-
cash interest expense)	5,002	4,931	4,726	14,795	16,882

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
U.S. GAAP (unaudited)

	April 1, 2012	July 3, 2011
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$1,111,845	$922,537
Accounts receivable, net of allowance for doubtful
accounts of $2,035 ($2,043 at July 3, 2011)	145,096	169,637
Inventories	79,856	72,195
Deferred tax assets and other current assets	67,658	81,921
Total current assets	1,404,455	1,246,290

Property, plant & equipment, net	328,817	332,969
Other noncurrent assets	66,073	51,907
Total assets	$1,799,345	$1,631,166

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$10,349	$11,606
Accrued income taxes, payroll & other accrued liabilities	100,570	123,613
Deferred income on shipments to distributors	42,099	47,587
Total current liabilities	153,018	182,806

Convertible senior notes	800,526	785,732
Deferred tax and other noncurrent liabilities	165,685	157,017

Stockholders’ equity:
Common stock	1,546,827	1,466,098
Accumulated deficit	(867,291)	(961,617)
Accumulated other comprehensive income	580	1,130
Total stockholders’ equity	680,116	505,611
	$1,799,345	$1,631,166

LINEAR TECHNOLOGY CORPORATION
RECONCILIATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	April 1, 2012	January 1, 2012	April 3, 2011	April 1, 2012	April 3, 2011
Reported net income
(GAAP basis)	$98,499	$87,885	$141,557	$294,785	$422,550

Stock-based compensation	15,358	14,895	17,353	45,630	53,027
Amortization of debt
discount(1)	5,002	4,931	4,726	14,795	16,882
Acquisition related costs	—	3,195	—	3,195	—
Income tax effect of
non-GAAP adjustments	(4,836)	(6,043)	(3,753)	(16,181)	(16,102)

Non-GAAP net income	$114,023	$104,863	$159,883	$342,224	$476,357

Non-GAAP earnings per share
Basic	$0.49	$0.45	$0.69	$1.47	$2.07
Diluted	$0.49	$0.45	$0.69	$1.46	$2.05

1) Amortization of debt discount is non-cash interest expense related to the Company’s Convertible Senior Notes.

The Company’s non-GAAP measures set forth above exclude charges related to stock-based compensation, the amortization of the Company’s debt discount which is a non-cash interest expense and the non-cash charge on early retirement of convertible senior notes. In addition, the Company's non-GAAP measures exclude the special expense items related to the acquisition.  The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate the Company’s current operating results and financial results and to compare them against historical financial results.  The Company excludes stock-based compensation, non-cash interest expenses, acquisition related costs and the related tax effects primarily because they are significant special expense estimates, which management separates for consideration when evaluating and managing business operations. In addition management believes it is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures.  This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include other items.  The presentation of this additional information should not be considered a substitute for net income or net income per diluted share prepared in accordance with GAAP.